Exhibit 23.2

[LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]

Consent of Ryder Scott Company, L.P.

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports dated February 25, 2013, included in its Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Ryder Scott Company, L.P.

By:	/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Houston, Texas

April 22, 2013